UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): October 13, 2015 (October 12, 2015)

TYCO INTERNATIONAL PLC
(Exact Name of Registrant as Specified in its Charter)

Ireland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836
(Commission File Number)

Unit 1202, Building 1000, City Gate
Mahon, Cork, Ireland
(Address of Principal Executive Offices, including Zip Code)
353-21-423-5000
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________________________________

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
CFO Transition
On October 13, 2015, Tyco International plc (the “Company”) publicly announced that Robert E. Olson, age 56, has agreed to join the Company to serve as its Executive Vice President and Chief Financial Officer effective upon the filing of the Company’s Form 10-K for fiscal year 2015 in November 2015. Mr. Olson will start immediately and serve as Chief Financial Officer Designate until November. Upon Mr. Olson’s assumption of the CFO role, Arun Nayar, age 65, will step down from his current role as Executive Vice President and Chief Financial Officer and will be employed in an advisory capacity during a transition period to provide for an orderly succession process.
Prior to joining the Company, Mr. Olson served as the Executive Vice President and Chief Financial Officer of DISH Network Corporation, a publicly traded direct-broadcast satellite service provider, from April 2009 to October 2014. Prior to joining DISH Network, Mr. Olson was the Chief Financial Officer of Trane Commercial Systems, the largest operating division of American Standard, from April 2006 to August 2008. From April 2003 to January 2006, Mr. Olson served as the Chief Financial Officer of AT&T’s Consumer Services division and later its Business Services division. He also held leadership roles in finance, marketing, operations and planning at American Airlines. Mr. Olson holds a bachelors degree in chemical engineering from the University of Alabama and a master’s degree in business administration from UCLA.
The Company issued a press release on October 13, 2015, announcing the appointment of Mr. Olson to his new role and Mr. Nayar’s retirement. A copy of the press release is furnished as Exhibit 99.1 to this report.
Mr. Olson’s offer letter, dated October 12, 2015 (the “Offer Letter”), provides that Mr. Olson will be employed by the Company “at will” and contains the following additional terms:

1.	he will receive an annual base salary of $535,000;

2.	he is eligible to earn annual incentive compensation, with a target for fiscal year 2016 of $428,000;

3.
he is eligible to participate in the Company’s annual long-term incentive program. For fiscal 2016, Mr. Olson received equity awards with a grant date fair value of $1,300,000, which is split between stock options (40%), performance share units (40%) and restricted share units (20%). The stock options and restricted share units will vest in equal annual installments over a four year period, and any performance share units that are earned will vest at the end of a three-year performance period that ends on September 28, 2018. The equity awards are governed by the standard terms and conditions of the Company’s equity award agreements under the Company’s 2012 Share and Incentive Plan, forms of which are attached hereto as exhibit 10.2; and

4.
he is entitled to participate in the employee benefit plans that the Company customarily makes available to its executives, including participation in the Company’s standard relocation plan, defined contribution retirement plans, medical and dental plans, and severance plans.

A copy of the Offer Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Offer Letter is subject to, and qualified in its entirety by, the Offer Letter.
Annual Equity Award
On October 12, 2015, the Compensation and Human Resources Committee (“Committee”) of the Board of Directors of the Company approved the grant on such date of the long-term equity award for fiscal 2016 for Mr. George Oliver, the Company’s Chief Executive Officer, and all other eligible participants, including Mr. Olson. For Mr. Oliver, the grant date fair value of the long-term equity award was decreased from the prior year by $500,000 to $7,000,000 and was split equally between stock options and performance share units. The stock options will vest in equal annual installments over a four year period, and any performance share units that are earned will vest at the end of a three-year performance period ending on September 28, 2018. The stock options and performance share units are subject to the standard terms and conditions of the Company's equity award agreements under the Company’s 2012 Share and Incentive Plan.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter dated October 12, 2015 between Tyco International and Robert Olson
10.2	Form of terms and conditions for Option Awards, Restricted Unit Awards, Performance Share Awards under the 2012 Share and Incentive Plan for fiscal 2016
99.1	Press Released dated October 12, 2015 announcing CFO transition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL PLC
(Registrant)

	By:	/s/ JUDITH A. REINSDORF
Judith A. Reinsdorf
Executive Vice President and General Counsel

Date: October 13, 2015